EXHIBIT 10.1

C&F FINANCIAL CORPORATION

2022 STOCK AND INCENTIVE COMPENSATION PLAN

(Effective April 19, 2022)

ARTICLE I
Establishment, Purpose, and Duration
1.1Establishment of the Plan.  C&F Financial Corporation, a Virginia corporation, hereby establishes the 2022 Stock and Incentive Compensation Plan as set forth in this document.  Unless otherwise defined herein, all capitalized terms shall have the meanings set forth in Section 2.1 herein.  The Plan permits the grant of Incentive Stock Options, Non-qualified Stock Options, Restricted Stock, Restricted Stock Units and Other Stock-Based Awards.  The Plan was approved by the Board of Directors of the Company on February 15, 2022 and shall become effective on April 19, 2022 (the “Effective Date”), subject to the approval of the Plan by the shareholders of the Company on such date.  Upon approval of the Plan by the shareholders of the Company, no additional awards shall be made under the Company’s 2013 Stock and Incentive Compensation Plan or any other prior equity plan of the Company (collectively, the “Prior Plans”), although outstanding awards under the Prior Plans shall remain outstanding in accordance with their terms.
1.2Purpose of the Plan.  The purpose of the Plan is to promote the long-term growth and profitability of the Company and its Subsidiaries, to provide Key Employees, Non-Employee Directors and Consultants with an incentive to achieve corporate objectives, to attract and retain individuals of outstanding competence and to provide Key Employees, Non-Employee Directors and Consultants with incentives that are closely linked to the interests of all shareholders of the Company.  The Plan is intended to be operated within the Company’s risk profile and is not intended to expose the Company or its Subsidiaries to imprudent risks.
1.3Duration of the Plan.  The Plan shall commence on the Effective Date, as described in Section 1.1 herein, and shall remain in effect, subject to the right of the Board of Directors to terminate the Plan at any time pursuant to Article XV herein.  No Awards shall be made under the Plan prior to the Effective Date.  No Awards shall be granted under the Plan after April 18, 2032; however, Awards granted on or before April 18, 2032 shall remain valid in accordance with their terms.
ARTICLE II
Definitions
2.1Definitions.  Except as otherwise defined in the Plan, the following terms shall have the meanings set forth below:
(a)“Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 under the Exchange Act.
(b)“Agreement” means a written agreement or other instrument or document, which may be in electronic format, implementing the grant of each Award and setting forth the specific terms of an Award, and which is signed or acknowledged (including a signature or acknowledgment in electronic format) by an authorized officer or director of the Company and by the Participant, except that no signature or acknowledgment will be required from the Participant in the case of an Award with no vesting conditions.  The Company’s Chief Executive Officer, Chief Financial Officer, Chairman of the Board, and such other officers or directors of the Company as shall be designated by the Committee are hereby authorized to execute or acknowledge Agreements on behalf of the Company (including a signature or acknowledgment in electronic format) and to cause Agreements to be delivered to each Participant (including delivery in electronic format).
(c)“Award” means, individually or collectively, a grant under this Plan of Incentive Stock Options, Non-qualified Stock Options, Restricted Stock, Restricted Stock Units or Other Stock-Based Awards.
(d)“Award Date” means the date on which an Award is made (also referred to as “granted”) by the Committee under this Plan.
(e)“Beneficial Owner” shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act.
(f)“Beneficiary” means the person designated by a Participant under Article XIV to (i) receive any Shares subject to a Restricted Stock Award, Restricted Stock Unit Award or Other Stock-Based Award made to such Participant that is payable upon death, or (ii) have the right to exercise any Options granted to such Participant that are exercisable after death.
(g)“Board” or “Board of Directors” means the Board of Directors of the Company, unless otherwise indicated.
(h)“Change in Control” shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied at any time after the Effective Date, provided that if a Change in Control occurs on account of a series of transactions or events, the Change in Control occurs on the date of the last of such transactions or events:
(i)during any twelve (12) month period, any Person (other than the Company, any subsidiary, a trustee or other fiduciary holding securities under any employee benefit plan of the Company, or its subsidiaries or Affiliates), who or which, together with all Affiliates and Associates of such Person, is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding securities; or
(ii)during any twelve (12) month period, as the direct or indirect result of, or in connection with, a tender or exchange offer, a merger or other business combination, a sale of assets, a contested election of directors, or any combination of these events, the composition of the Board of Directors of the Company shall change such that a majority of the Board of the Company shall no longer consist of Continuing Directors; or
(iii)if at any time, (A) the Company shall consolidate with, or merge with, any other Person and the Company shall not be the continuing or surviving corporation, (B) any Person shall consolidate with or merge with the Company, and the Company shall be the continuing or surviving corporation and, in connection therewith, all or part of the outstanding Shares shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, (C) the Company shall be a party to a statutory share exchange with any other Person after which the Company is a subsidiary of any other Person, or (D) during any twelve (12) month period, the Company shall sell or otherwise transfer assets from the Company or its subsidiaries that have a total gross fair market value of 50% or more of the assets or earning power of the Company and its subsidiaries (taken as a whole) immediately prior to the sale or transfer to any Person or Persons.

For purposes of any Award that is subject to Section 409A of the Code, this definition shall be narrowed as required to comply, and shall be interpreted consistent, with the requirements of Section 409A of the Code.

(i)“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.
(j)“Committee” means the committee of the Board appointed to administer the Plan pursuant to Article III herein, which shall be the Compensation Committee of the Board unless a subcommittee is required as provided below or unless the Board determines otherwise.  All members of the Committee shall be “independent directors” under applicable stock exchange listing standards. For actions which require that all of the members of the Committee constitute “non-employee directors” as defined in Rule 16b-3, as amended, under the Exchange Act, or any similar or successor rule (“SEC Rule 16b-3”), the Committee shall consist of a subcommittee of at least two members of the Compensation Committee meeting such qualifications.  In the event the Board of Directors of the Company exercises the authority of the Committee in connection with the Plan or an Award as contemplated by Section 3.1(a) herein, the term “Committee” shall refer to the Board of Directors of the Company in connection with the Plan or with regard to that Award.
(k)“Company” means C&F Financial Corporation, or any successor thereto as provided in Article XVII herein.
(l)“Consultant” means a natural person who provides bona fide consulting or advisory services to the Company or its Subsidiaries, provided the services are not in connection with a capital-raising transaction and the person does not directly or indirectly promote or maintain a market for the Company’s securities.
(m)“Continuing Director” means an individual who was a member of the Board of Directors of the Company on the Effective Date or whose subsequent nomination for election or re-election to the Board of Directors of the Company was recommended or approved by the affirmative vote of two-thirds (2/3) of the Continuing Directors then in office.
(n)“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any regulations promulgated thereunder.
(o)“Fair Market Value” of a Share means (A) the closing market price (that is, the price at which last sold on the applicable principal U.S. market) of the Share on the relevant date if it is a trading date or, if not, on the most recent date on which the Share was traded prior to such date, as reported by the NASDAQ Stock Market, or, if not reported on the NASDAQ Stock Market, such other market on which the Share is traded, or (B) if the Share is not traded as provided in (A) or if, in the opinion of the Committee, the method provided in (A) is inapplicable or inappropriate for any reason, the fair market value as determined pursuant to a reasonable method adopted by the Committee in good faith for such purpose.
(p)“Incentive Stock Option” or “ISO” means an option to purchase Shares, granted under Article VI herein, which is designated as an incentive stock option and is intended to meet the requirements of, and qualify for favorable federal income tax treatment under, Section 422 of the Code.

(q)“Key Employee” means an officer or other employee of the Company or its Subsidiaries, who, in the opinion of the Committee, can contribute significantly to the growth and profitability of, or perform services of major importance to, the Company and its Subsidiaries.
(r)“Non-Employee Director” means an individual who is a member of the Board of the Company or a Subsidiary or the group known as the “regional” or “advisory” board of the Company or any Subsidiary (including any division of a Subsidiary) and, in either case, who is not an employee of the Company or a Subsidiary.
(s)“Non-qualified Stock Option” means an option to purchase Shares, granted under Article VI herein, which is not intended to be an Incentive Stock Option and is so designated.
(t)“Option” means an Incentive Stock Option or a Non-qualified Stock Option.
(u)“Other Stock-Based Award” means an Award payable in Shares pursuant to Article IX herein.
(v)“Participant” means a Key Employee, Non-Employee Director or Consultant who is granted an Award under the Plan and whose Award remains outstanding.
(w)“Period of Restriction” means the period during which Shares of Restricted Stock are subject to a substantial risk of forfeiture and/or subject to limitations on transfer pursuant to Article VII herein, or the period during which Restricted Stock Units are subject to vesting requirements, pursuant to Article VIII herein.  The relevant restriction may lapse based on a period of time or after meeting one or more Performance Goals specified by the Committee, or both. The Period of Restriction shall be set by the Committee, provided, however, that, except as permitted under Section 4.6 herein, the Period of Restriction shall not be less than one year, subject to applicable provisions regarding accelerated vesting events.
(x)“Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” within the meaning of Sections 13(d) and 14(d).
(y)“Plan” means the C&F Financial Corporation 2022 Stock and Incentive Compensation Plan, as described herein and as hereafter from time to time amended, or any successor plan.
(z)“Performance-Based Compensation Award” means any Award for which payment, vesting, exercise, full enjoyment or receipt thereof by the Participant is contingent on satisfaction or achievement of the Performance Goal(s) applicable thereto. The terms and conditions of each Performance-Based Compensation Award, including the Performance Goal(s) and Performance Period, shall be set forth in an Agreement or in a subplan of the Plan that is incorporated by reference into an Agreement.
(aa)“Performance Goal” means one or more performance criteria, measures or goals set by the Committee in its discretion for each grant of a Performance-Based Compensation Award.
(bb)“Performance Period” means the period during which a Performance Goal must be satisfied or achieved in connection with a Performance-Based Compensation Award.  The Performance Period shall be set by the Committee, provided, however, that, except as permitted under Section 4.6 herein, the Performance Period shall not be less than one year, subject to applicable provisions regarding accelerated vesting events.
(cc)“Restricted Stock” means an Award of Shares granted to a Participant pursuant to Article VII herein.
(dd)“Restricted Stock Unit” means an Award, designated as a Restricted Stock Unit, which is a bookkeeping entry granted to a Participant pursuant to Article VIII herein and valued by reference to the Fair Market Value of a Share or to a number of Shares or valued as a fixed dollar amount, which is subject to restrictions and forfeiture until the designated conditions for the lapse of the restrictions are satisfied. A Restricted Stock Unit is sometimes referred to as a “Restricted Unit” and a Restricted Stock Unit subject to achievement of one or more Performance Goals is sometimes referred to as a “Performance Unit” or “Performance Stock Unit.” Restricted Stock Units represent an unfunded and unsecured obligation of the Company, except as otherwise provided for by the Committee.  Restricted Stock Units are payable in cash, Stock or a combination thereof. Even to the extent a Restricted Stock Unit is denoted by reference to Shares of Stock and is payable in Stock, the receipt of a Restricted Stock Unit Award does not constitute receipt of the underlying Shares.
(ee)“Stock” or “Shares” means the common stock of the Company.
(ff)“Subsidiary” shall mean, in the case of Incentive Stock Options, any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code (“Section 424(f) Corporation”) and, in the case of Awards other than Incentive Stock Options, any subsidiary corporation, partnership, limited liability company, joint venture or other trade or business which is considered a single employer with the Company within the meaning of Section 414(b) or Section 414(c) of the Code (substituting “at least 50%” for “at least 80%” in determining ownership or control therein), except to the extent a different definition is required under Section 409A of the Code.  For purposes hereof, subject to the provisions of applicable law, the term Subsidiary includes any entity which becomes a Subsidiary after the approval of the Plan by the Board.
ARTICLE III
Administration
3.1The Committee.
(a)The Plan shall be administered by the Committee which shall have all powers necessary or desirable for such administration.  To the extent required by SEC Rule 16b-3, all Awards shall be made by members of the Committee who are “non-employee directors” as that term is defined in SEC Rule 16b-3 or by the Board. In the event the Board determines that a member of the Committee (or any applicable subcommittee) was not an “independent director” under applicable stock exchange listing standards and/or was not a “non-employee director” as defined in SEC Rule 16b-3, as applicable, on the Award Date, such determination shall not invalidate the Award and the Award shall remain valid in accordance with its terms.  Any authority granted to the Committee may also be exercised by the full Board.
(b)The express grant in this Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee.  In addition to any other powers and subject to the provisions of the Plan, the Committee shall have the following specific powers: (i) to determine the terms and conditions upon which the Awards may be made and exercised, paid or distributed and to determine the extent to which one or more applicable Performance Goals has been satisfied or achieved; (ii) to determine all terms and provisions of each Agreement, which need not be identical; (iii) to construe and interpret the Agreements and the Plan, including the ability to resolve any ambiguities and define any terms; (iv) to establish, amend, or waive rules or regulations for the Plan’s administration; (v) to accelerate the exercisability of any Award or the end of any Performance Period or the termination of any Period of Restriction or other restrictions imposed under the Plan with respect to Restricted Stock or any other Award to the extent permitted by Section 409A of the Code; and (vi) to make all other determinations and take all other actions necessary or advisable for the administration of the Plan in its discretion.  In the event of a conflict or inconsistency between the Plan and any Agreement, the Plan shall govern, and the Agreement shall be interpreted to minimize or eliminate any such conflict or inconsistency.
(c)The Committee may consult with counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.
(d)The Committee, in its discretion, may delegate to any of the Chief Executive Officer or the Chief Financial Officer of the Company all or part of the Committee’s authority and duties with respect to Awards to individuals who are not officers and directors of the Company subject to the reporting and other provisions of Section 16 of the Exchange Act (such officers and directors are hereafter sometimes referred to as “Section 16 Persons”). The Committee may establish the maximum number of shares that can be granted by such officer and may establish guidelines for such officer’s authority and discretion. The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee’s delegee or delegees that were consistent with the terms of the Plan.
3.2Selection of Participants.  The Committee shall have the authority to grant Awards under the Plan, from time to time, to such Key Employees, Non-Employee Directors and/or Consultants as may be selected by it to be Participants.  Each Award shall be evidenced by an Agreement.
3.3Decisions Binding.  All determinations and decisions made by the Board or the Committee pursuant to the provisions of the Plan or an Agreement shall be made in its discretion and shall be final, conclusive, and binding.
3.4Requirements of SEC Rule 16b-3.  Notwithstanding any provision of the Plan to the contrary, the Board or the Committee may impose such conditions on any Award, and amend the Plan in any such respects, as may be required to satisfy the requirements of SEC Rule 16b-3.

Notwithstanding any provision of the Plan to the contrary, and except to the extent that the Committee determines otherwise: (i) transactions by and with respect to Section 16 Persons shall comply with any applicable conditions of SEC Rule 16b-3; and (ii) every provision of the Plan shall be administered, interpreted, and construed to carry out the foregoing provisions of this sentence.

3.5Indemnification.  In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against reasonable expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense of any action, suit, or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted or made hereunder, and against all amounts reasonably paid by them in settlement thereof or paid by them in satisfaction of a judgment in any such action, suit, or proceeding, if such members acted in good faith and in a manner which they believed to be in, and not opposed to, the best interests of the Company and its Subsidiaries.

ARTICLE IV
Stock Subject to the Plan
4.1Number of Shares.  Subject to adjustment as provided in Section 4.4 herein, the maximum aggregate number of Shares that may be issued pursuant to Awards made under the Plan shall not exceed 200,000.  Except as provided in Section 4.2 herein, the issuance of Shares in connection with the exercise of, or in settlement of any Awards, under the Plan shall reduce the number of Shares available for future Awards under the Plan.  Subject to adjustment as provided in Section 4.4 herein, no more than an aggregate of 200,000 Shares may be issued pursuant to the exercise of Incentive Stock Options granted under the Plan (including shares issued pursuant to the exercise of Incentive Stock Options that are the subject of disqualifying dispositions within the meaning of Sections 421 and 422 of the Code).
4.2Lapsed Awards or Forfeited Shares.  If any Award granted under this Plan terminates, expires, is cancelled or lapses for any reason other than by virtue of exercise or settlement of the Award, or if Shares issued pursuant to an Award are forfeited, any Shares subject to such Award or such forfeited Shares, as applicable, again shall be available for the grant of an Award under the Plan.
4.3Use of Shares as Payment of Option Price or Taxes.  Shares withheld by the Company, delivered by the Participant, or otherwise used to pay the Option Price pursuant to the exercise of an Option shall not be available for future Awards under the Plan. Shares withheld by the Company, delivered by the Participant, or otherwise used to satisfy payment of withholding taxes associated with an Award shall not be available for future Awards under the Plan. To the extent Shares are delivered or withheld pursuant to the exercise of an Option, the number of underlying Shares as to which the exercise related shall be counted against the number of Shares available for future Awards under the Plan, as opposed to counting only those Shares issued upon exercise.
4.4Capital Adjustments.  The number and kind or class of Shares or securities subject to each outstanding Award, the Option Price for each outstanding Award, and the aggregate number and kind or class of Shares or securities for which Awards thereafter may be made and other relevant provisions shall be proportionately, equitably, and appropriately adjusted in such manner as the Committee shall determine in order to retain the economic value or opportunity to reflect any stock dividend, stock split, reverse stock split, recapitalization, merger, consolidation, reorganization, reclassification, combination, exchange of shares or similar event or change in the Company’s capital stock (including, but not limited to, the creation or issuance to shareholders generally of rights, options or warrants for the purchase of common stock or preferred stock of the Company) in which the number or class of Shares is changed without the receipt of consideration by the Company. If the adjustment would produce fractional shares with respect to any Award, the Committee may adjust appropriately the number of shares covered by the Award so as to eliminate the fractional shares.  Where an Award being adjusted is an ISO or is subject to or falls under an exemption from Section 409A of the Code, the adjustment shall also be effected so as to comply with Section 424(a) of the Code and not to constitute a modification within the meaning of Section 424(h) or Section 409A, as applicable, of the Code.  Adjustments made by the Committee pursuant to this Section 4.4 to outstanding Awards shall be made as appropriate to maintain favorable tax and/or accounting treatment.  Notwithstanding any provision of the Plan to the contrary, the Committee may take the foregoing actions without the consent of any Participant, and the Committee’s determination shall be conclusive and binding on all persons.
4.5No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award thereunder. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

4.6Minimum Vesting and Performance Period. An Award granted under the Plan shall not vest earlier than one year from the Award Date and, if applicable, shall not have a Performance Period of less than one year, provided, however, that this minimum vesting restriction and, if applicable, minimum Performance Period shall not apply to (a) substituted Awards granted pursuant to Article XII herein; (b) shares of Stock delivered in lieu of fully-vested cash obligations; (c) Awards to Non-Employee Directors that vest on the earlier of one year from the Award Date and the next annual meeting of shareholders which is at least fifty (50) weeks after the immediately preceding year’s annual meeting of shareholders; and (d) any additional Awards granted under the Plan up to a maximum of five percent (5%) of the maximum aggregate number of Shares authorized for delivery under the Plan pursuant to Section 4.1 herein (subject to adjustment as provided in Section 4.4 herein). This Section 4.6 shall not restrict the right of the Committee or the Board to provide for accelerated payment, vesting or exercisability of an Award, including in the event of death, disability, termination of employment or service (including retirement) or a Change in Control, in the terms of the Agreement or otherwise.
ARTICLE V
Eligibility

Persons eligible to participate in the Plan and receive Awards are all employees of the Company and its Subsidiaries who, in the opinion of the Committee, are Key Employees and merit becoming Participants and all Non-Employee Directors and Consultants who, in the opinion of the Committee, merit becoming Participants.  The grant of an Award shall not obligate the Company to pay a Key Employee, Non-Employee Director or Consultant any particular amount of remuneration, to continue the employment of a Key Employee or the service of a Non-Employee Director or Consultant after the grant, or to make further grants to a Key Employee, Non-Employee Director or Consultant at any time thereafter.

ARTICLE VI
Stock Options
6.1Grant of Options.  Subject to the terms and provisions of the Plan, Options may be granted to Key Employees, Non-Employee Directors and/or Consultants at any time and from time to time as shall be determined by the Committee.  The Committee shall have complete discretion in determining the number of Shares subject to Options granted to each Participant, provided, however, that (i) the aggregate Fair Market Value (determined at the time the Award is made) of Shares with respect to which any Participant may first exercise ISOs granted under the Plan during any calendar year may not exceed $100,000 or such amount as shall be specified in Section 422 of the Code and rules and regulations thereunder (the “Limitation Amount”), (ii) no ISO may be granted on or following the tenth anniversary of the Effective Date, and (iii) no ISO may be granted to a Non-Employee Director or a Consultant.  ISOs granted under the Plan and all other plans of the Company and any Subsidiary shall be aggregated for purposes of determining whether the Limitation Amount has been exceeded. The Committee may impose such conditions as it deems appropriate on an ISO to ensure that the foregoing requirement is met. If ISOs that first become exercisable in a calendar year exceed the Limitation Amount, the excess Options will be treated as Non-qualified Stock Options to the extent permitted by law.
6.2Option Agreement.  Each Option grant shall be evidenced by an Agreement that shall specify the type of Option granted, the Option Price (as defined in Section 6.3 herein), the duration of the Option, the number of Shares to which the Option pertains, any conditions imposed upon the exercisability of Options in the event of retirement, death, disability or other termination of employment or service, and such other provisions as the Committee shall determine consistent with the Plan.  The Agreement shall specify whether the Option is intended to be an Incentive Stock Option within the meaning of Section 422 of the Code, or a Non-qualified Stock Option not intended to be within the provisions of Section 422 of the Code, provided, however, that if an Option is intended to be an Incentive Stock Option but fails to be such for any reason, it shall continue in full force and effect as a Non-qualified Stock Option.  No Option may be exercised after the expiration of its term or, except as set forth in the Agreement, after the termination of the Participant’s employment or service. The Committee shall set forth in the Agreement when, and under what circumstances, an Option may be exercised after termination of the Participant’s employment or service; provided that in the event an Incentive Stock Option may be exercised after (a) three (3) months from the Participant’s termination of employment with the Company for reasons other than disability (as defined under Section 22(e)(3) of the Code) or death, or (b) one (1) year from the Participant’s termination of employment on account of disability (as defined under Section 22(e)(3) of the Code) or death, then the Agreement shall specifically provide that the exercise beyond such periods shall be the exercise of a Non-qualified Stock Option. The Committee may, in its sole discretion, amend a previously granted Incentive Stock Option to provide for more liberal exercise provisions, provided, however, that if the Incentive Stock Option as amended no longer meets the requirements of Section 422 of the Code, and, as a result the Option no longer qualifies for favorable federal income tax treatment under Section 422 of the Code, the amendment shall not become effective without the written consent of the Participant.
6.3Option Price.  The exercise price per Share covered by an Option (“Option Price”) shall be determined by the Committee subject to the limitations described in this Section 6.3 and in the Plan.  The Option Price shall not be less than 100% of the Fair Market Value of such Share on the Award Date.  In addition, an ISO granted to a Key Employee who, at the time of grant, owns (within the meaning of Section 424(d) of the Code) Shares possessing more than 10% of the total combined voting power of all classes of Shares of the Company, shall have an Option Price which is at least equal to 110% of the Fair Market Value of the Share on the Award Date.
6.4Duration of Options.  Each Option shall expire at such time as the Committee shall determine at the time of grant; provided, however, no Option shall be exercisable after the expiration of ten (10) years from its Award Date.  In addition, an ISO granted to a Key Employee who, at the time of grant, owns (within the meaning of Section 424(d) of the Code) Shares possessing more than 10% of the total combined voting power of all classes of Shares of the Company, shall not be exercisable after the expiration of five (5) years from its Award Date.
6.5Exercisability.  Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall determine, which need not be the same for all Participants.
6.6Method of Exercise.  Options shall be exercised by the delivery of a written notice to the Company in the form (which may be electronic) prescribed by the Committee (or its delegee) setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares and payment of (or an arrangement satisfactory to the Company for the Participant to pay) any tax withholding required in connection with the Option exercise.  The Option Price shall be payable to the Company in full by any method provided for in the Agreement or as otherwise approved by the Committee in its discretion, which may be in cash, by delivery of Shares valued at Fair Market Value at the time of exercise, by the Company withholding Shares otherwise issuable upon the exercise having an aggregate Fair Market Value on the date the Option is exercised equal to the aggregate Option Price to be paid, by broker-assisted cashless exercise, or by a combination of the foregoing.  As soon as practicable after receipt of written notice and payment, the Company shall cause the appropriate number of Shares to be issued in the Participant’s name, which issuance shall be effected in book-entry or electronic form, provided that issuance and delivery in certificated form shall occur if the Committee so directs.  No Participant who is awarded Options shall have rights as a shareholder unless and until the underlying Shares are issued to the Participant upon exercise of the Options.  In no event shall any Option granted under the Plan include any right to dividend equivalents with respect to such Option or the underlying Shares.

6.7Transfer of Options.  An Option by its terms shall not be transferable by the Participant other than due to the Participant's death as provided in Article XIV herein and shall be exercisable, during the life of the Participant, only by the Participant or his guardian or legal representative.
6.8Disqualifying Disposition of Shares Issued on Exercise of an ISO.  If a Participant makes a “disposition” (within the meaning of Section 424(c) of the Code) of Shares issued upon exercise of an ISO within two (2) years from the Award Date or within one (1) year from the date the Shares are transferred to the Participant, the Participant shall, within ten (10) days of disposition, notify the Committee (or its delegee) in order that any income realized as a result of such disposition can be properly reported by the Company on IRS forms W-2 or 1099.
ARTICLE VII
Restricted Stock
7.1Grant of Restricted Stock.  Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock under the Plan to such Key Employees, Non-Employee Directors and/or Consultants and in such amounts as it shall determine.  Participants receiving Restricted Stock Awards are not required to pay the Company therefor (except for applicable tax withholding) other than the rendering of services.
7.2Restricted Stock Agreement.  Each Restricted Stock grant shall be evidenced by an Agreement that shall specify the number of Restricted Stock Shares granted, the applicable Period of Restriction, and, if applicable, any Performance Goals or other restrictions and such other provisions as the Committee shall determine consistent with the Plan. If a Restricted Stock Award is intended to be a Performance-Based Compensation Award, the terms and conditions of such Award, including the Performance Goals and Period of Restriction and, if different, Performance Period, shall be set forth in an Agreement, and the requirements to satisfy or achieve the Performance Goal(s) as so provided therein shall be considered to be restrictions under the Plan.
7.3Transferability.  Except as provided in this Article VII or Article XIV herein, and subject to the limitation in the next sentence, the Shares of Restricted Stock granted hereunder may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the termination of the applicable Period of Restriction and/or the satisfaction of any Performance Goals or other restrictions specified by the Committee in its sole discretion and set forth in the Agreement.  All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant or his guardian or legal representative.
7.4Other Restrictions.  The Committee may impose such other restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, restrictions under applicable federal or state securities laws, and may legend the certificates representing Restricted Stock (or otherwise denote the Restricted Stock as restricted, if issued in book-entry or electronic form) to give appropriate notice of such restrictions.  Unless otherwise determined by the Committee, custody of Shares of Restricted Stock issued in certificated form shall be retained by the Company until the termination of the restrictions pertaining thereto.
7.5Certificate Legend.  In addition to any other legends placed on certificates, or to which Shares of Restricted Stock issued in book-entry or electronic form are made subject, pursuant to Section 7.4 herein, any Award of Restricted Stock issued in book-entry or electronic form shall be subject to the following legend, and any certificates representing shares of Restricted Stock granted pursuant to the Plan shall bear the following legend, until such time as the restrictions hereunder lapse and such Shares become freely transferable:

The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer set forth in the C&F Financial Corporation 2022 Stock and Incentive Compensation Plan, in the rules and administrative procedures adopted pursuant to such Plan, and in a restricted stock agreement dated ____________.  A copy of the Plan, such rules and procedures, and such restricted stock agreement may be obtained from the Secretary of C&F Financial Corporation.

7.6Removal of Restrictions.  Except as otherwise provided in this Article VII, the Agreement or applicable law or regulation, Shares of Restricted Stock covered by each Restricted Stock Award made under the Plan shall become freely transferable by the Participant after the last day of the Period of Restriction and, where applicable, after a determination of the satisfaction or achievement of any applicable Performance Goals.  Once the Shares are released from the restrictions, the Participant shall be entitled to have the legend required by Section 7.5 herein removed from his Share certificate or similar notation removed from such Shares if issued in book-entry or electronic form.
7.7Voting Rights.  During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares while subject to restrictions hereunder.
7.8Dividends and Other Distributions.  During the Period of Restriction, unless otherwise provided in the Agreement, Participants holding Shares of Restricted Stock granted hereunder shall be entitled to receive all dividends and other distributions paid with respect to those Shares while they are so held.  If any such dividends or distributions are paid in Shares, such Shares shall be subject to the same restrictions on transferability and the same rules for custody as the Shares of Restricted Stock with respect to which they were paid.
7.9Failure to Satisfy Performance Goals.  Unless otherwise provided in the Agreement, in the event that specified Performance Goals are established with respect to an Award and not satisfied within the time period established by the Committee, the Shares of Restricted Stock which were awarded subject to the satisfaction of such Performance Goals shall be automatically forfeited and returned to the Company, unless otherwise determined by the Committee, subject to any limitations under Article X herein, if applicable.
ARTICLE VIII
Restricted Stock Units
8.1Grant of Restricted Stock Units.  Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Restricted Stock Units under the Plan (with one Restricted Stock Unit representing one Share) to such Key Employees, Non-Employee Directors and/or Consultants and in such amounts as it shall determine.  Participants receiving Restricted Stock Unit Awards are not required to pay the Company therefor (except for applicable tax withholding) other than the rendering of services.  The Committee is expressly authorized to grant Restricted Stock Units which are deferred compensation covered by Section 409A of the Code, as well as Restricted Stock Units which are not deferred compensation covered by Section 409A of the Code.
8.2Restricted Stock Unit Agreement.  Each Restricted Stock Unit Award shall be evidenced by an Agreement that shall specify the Period of Restriction, the number of Restricted Stock Units granted, and, if applicable, any Performance Goals or other restrictions (whether service-based restrictions, with or without performance acceleration, and/or performance-based restrictions) and such other provisions as the Committee shall determine consistent with the Plan.  If a Restricted Stock Unit Award is intended to be a Performance-Based Compensation Award, the terms and conditions of such Award, including the Performance Goals and Period of Restriction and, if different, Performance Period, shall be set forth in an

Agreement, and the requirements to satisfy or achieve the Performance Goal(s) as so provided therein shall be considered to be restrictions under the Plan.  A Restricted Stock Unit Award granted under this Article VIII that is subject to Performance Goals or other performance criteria may be referred to as a “Performance Unit” or “Performance Stock Unit.”
8.3Transferability.  Except as provided in this Article VIII or Article XIV herein, and subject to the limitation in the next sentence, the Restricted Stock Units granted hereunder and the rights thereunder may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the termination of the applicable Period of Restriction and/or the satisfaction of any Performance Goals or other restrictions specified by the Committee in its sole discretion and set forth in the Agreement.  All rights with respect to the Restricted Stock Units granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant or his guardian or legal representative.
8.4Dividends and Other Distributions; Voting.  A Participant holding Restricted Stock Units shall have no rights to deemed dividends or other distributions with respect to such Restricted Stock Units unless the Committee provides otherwise in the Agreement.  The Committee may provide in the Agreement for deemed dividends or other distributions with respect to Restricted Stock Units and may provide for current payment of such deemed dividends or other distributions or for the accumulation subject to the same restrictions, vesting, forfeiture, and payment as the Restricted Stock Units to which they are attributable.  Participants holding Restricted Stock Units shall have no right to vote the Shares represented by such Restricted Stock Units unless and until the underlying Shares are issued to the Participant.
8.5Settlement after Lapse of Restrictions. Unless otherwise provided in the Agreement, upon the lapse of restrictions with respect to a Restricted Stock Unit Award, a Participant’s Restricted Stock Units which vest shall be immediately settled by the issuance and delivery to the Participant of one share of Stock for each vested Restricted Stock Unit or the payment of cash in an amount equal to the number of shares of Stock for which the Restricted Stock Unit vested multiplied by the Fair Market Value per share of Stock on the date the restrictions lapse, or a combination thereof as determined by the Committee.  Any payment in Shares shall be effected in book-entry or electronic form, provided that issuance and delivery in certificated form shall occur if the Committee so directs.
8.6Incorporation of Section 7.9 by Reference.  Unless otherwise provided in the Agreement, the provisions of Section 7.9 herein shall apply to Restricted Stock Units awarded under the Plan.
ARTICLE IX
Other Stock-Based Awards

Subject to the terms of the Plan, the Committee may grant other forms of equity-based Awards not described above which the Committee determines to be consistent with the purpose of the Plan and the interests of the Company, subject to such terms as shall be determined by the Committee, including, without limitation, Performance Goals or other criteria which must be satisfied or achieved, completion of a specified period of service with the Company, a combination of any of the foregoing factors or such other factors as determined by the Committee consistent with the Plan.  Such Awards shall be payable in Shares, to the extent earned, and no Participant shall have any rights of ownership unless and until the underlying Shares are issued  to the Participant.

ARTICLE X
Performance-Based Compensation Awards
10.1General.  Any Award granted under the Plan may be a Performance-Based Compensation Award.  The Committee shall determine the applicable Performance Goal(s) and Performance Period for each Performance-Based Compensation Award and any service-based restrictions or other restrictions and provisions as the Committee shall determine consistent with the Plan.
10.2Performance Goals.  The extent to which Performance Goals are satisfied or achieved will determine the amount or value of the Performance-Based Compensation Award that a Participant is entitled to exercise or receive. For purposes of the Plan, a Performance Goal may be particular to a Participant and may include, but is not limited to, any one or more of the following performance criteria, either individually, alternatively, or in any combination, subset or component, measured either quarterly, annually, or cumulatively over a period of years or partial years, in each case as specified by the Committee in the Agreement: (a) net income and earnings per share (before or after interest, taxes, depreciation or amortization); (b) pre-tax, pre-provision measures of income or net income; (c) revenues; (d) return measures (including, but not limited to, total shareholder return, return on average assets, return on average shareholders’ equity, return on investment and return on average tangible equity or average tangible common equity); (e) interest or net interest income; (f) net interest income on a tax equivalent basis; (g) net interest margin; (h) net interest margin on a tax equivalent basis; (i) net non-interest expense to average assets; (j) interest-sensitivity gap levels; (k) expense targets, efficiency ratio or other expense measures; (l) assets under management; (m) levels of assets, loans (in total or with respect to specific categories of loans) and/or deposits (in total or with respect to specific categories of deposit accounts, and with respect to number of account relationships or account balance amounts); (n) market share; (o) growth in target market relationships; (p) investments; (q) value of assets; (r) asset quality levels; (s) charge-offs; (t) loan-loss reserves; (u) non-performing assets; (v) business expansion or consolidation (acquisitions and divestitures); (w) strategic plan development and implementation; (x) Share price; (y) regulatory compliance; (z) satisfactory internal or external audits; (aa) satisfactory regulatory examination results; (bb) measures of book value of equity, tangible equity or tangible common equity or ratios of such measures to a measure of assets, risk-weighted assets or tangible assets; (cc) improvement of financial ratings; (dd) achievement of balance sheet or income statement objectives; or (ee) any component or components of the foregoing.

Any Performance Goal(s) may be used to measure the performance of the Company as a whole or any subsidiary, division, business unit, line of business or business segment of the Company or any combination thereof, as the Committee may deem appropriate. Such performance may be measured on a diluted or non-diluted basis, in absolute terms or measured against or in relationship to a pre-established target, the Company's budget or budgeted results, previous period results, and/or relative to the performance of a group of other companies or a published or special index that the Committee, in its sole discretion, deems appropriate, or any combination thereof.  Performance Goals may include a threshold level of performance below which no payment or vesting may occur, levels of performance at which specified payments or specified vesting will occur, and a maximum level of performance above which no additional payment or vesting will occur.

In its discretion, the Committee may provide for any Performance Goal to include or exclude the effects of events that occur during the relevant period, including, without limitation: (i) extraordinary, unusual and/or non-recurring items of gain or loss; (ii) other non-recurring items; (iii) material extraordinary items that are both unusual and infrequent; (iv) non-budgeted items; (v) an event or series of events either not directly related to the operations of the Company or not within the reasonable control of the Company’s management; (vi) asset write-downs; (vii) litigation or claim judgments or settlements; (viii) the effect of changes in tax laws, accounting principles, or other laws or regulations or provisions affecting reported results under the applicable Performance Goal(s); (ix) any reorganization and restructuring programs; (x) acquisitions or divestitures and (xi) discontinued operations and dispositions of business units or segments. Satisfaction or achievement of Performance Goals shall be evaluated and determined by the Committee in its judgment under the provisions of the Plan and the applicable Agreement, and any determination by the Committee shall be final, conclusive and binding.

The Committee shall determine the Performance Period during which a Performance Goal must be met, and satisfaction or achievement of Performance Goals shall be subject to certification by the Committee. To the extent permitted in the Agreement, the Committee may, in its discretion, adjust the compensation or economic benefit due upon satisfaction or achievement of Performance Goals and adjust the Performance Goals themselves and/or the length of the Performance Period in which one or more Performance Goals must be achieved.

ARTICLE XI
Change in Control

In the event of a Change in Control of the Company, the Committee, as constituted before such Change in Control, in its sole discretion  and without the consent of any Participant (except that it may not take any action which would cause any Award not to comply with Section 409A of the Code) may, as to any outstanding Award, either at the time the Award is made or any time thereafter, take any one or more of the following actions:  (i) provide for the acceleration of the vesting, delivery and exercisability of and the lapse of time-based and/or performance-based vesting restrictions with respect to any such Award so that such Award may be exercised or realized in full on or before a date initially fixed by the Committee; (ii) provide for the purchase, settlement or cancellation of any such Award by the Company for an amount of cash equal to the amount which could have been obtained upon the exercise of such Award or realization of such Participant’s rights had such Award been currently exercisable or payable; (iii)  provide for the replacement of any such Stock-settled Award with a cash-settled Award; (iv) make such adjustment to any such Award then outstanding as the Committee deems appropriate to reflect such Change in Control; or (v) cause any such Award then outstanding to be assumed, or new rights substituted therefor, by the acquiring or surviving corporation in such Change in Control.  Where an Award is subject to or falls under an exemption from Section 409A of the Code, this Article XI will be applied in a manner so as to comply with Section 409A of the Code or to maintain the exemption from Section 409A of the Code, as applicable.

ARTICLE XII
Amendment, Modification and Substitution of Awards
12.1Amendment, Modification and Substitution.  Subject to the terms and provisions and within the limitations of the Plan, the Committee may amend or modify the terms of any outstanding Awards, or accelerate the vesting thereof and amend or modify the terms of any outstanding Agreement accordingly. In addition, the Committee may cancel or accept the surrender of outstanding Awards (to the extent not yet exercised) granted under the Plan or outstanding awards granted under any other equity compensation plan of the Company and authorize the granting of new Awards pursuant to the Plan in substitution therefor, so long as the new or substituted Awards do not specify a lower exercise price than the cancelled or surrendered Awards or awards, and otherwise the new or substituted Awards may be of a different type than the cancelled or surrendered Awards or awards, may provide for a longer term than the cancelled or surrendered Awards or awards, may provide for more rapid vesting and exercisability than the cancelled or surrendered Awards or awards, or may contain any other provisions that are authorized by the Plan.  The Committee shall continue to have the authority to amend or modify the terms of any outstanding Award after April 18, 2032, provided that no amendment or modification will extend the original term of the Award beyond that set forth in the applicable Agreement. Notwithstanding the foregoing, however, but subject to Section 4.4 and Article XI herein, no amendment or modification of an Award, shall, without the consent of the Participant, adversely affect the rights or obligations of the Participant.  Notwithstanding any provision of the Plan to the contrary, the Committee shall not amend, modify, or substitute an Award in a manner that violates Section 409A of the Code, or causes an Award that previously qualified for an exemption from Section 409A of the Code to become subject to Section 409A of the Code, and the Committee shall not amend, modify, or substitute an Award that satisfies the requirements of SEC Rule 16b-3 in a manner that causes any exemption pursuant to SEC Rule 16b-3 to become no longer available.

12.2Stock Option Repricing.  Notwithstanding any provision of the Plan to the contrary,  neither the Committee nor the Board shall have the right or authority, without obtaining shareholder approval, to amend or modify the Option Price of any outstanding Option, or to cancel an outstanding Option at a time when the Option Price is greater than the Fair Market Value of a Share in exchange for cash, another Award, or other securities, or to extend the exercise period beyond the original term of the Option, except in connection with a corporate transaction involving the Company in accordance with Section 4.4 or Article XI herein.
ARTICLE XIII
Amendment, Modification and Termination of the Plan
13.1Amendment, Modification and Termination.  At any time and from time to time, the Board may terminate, amend, or modify the Plan.  Such amendment or modification may be without shareholder approval except to the extent that such approval is required by the Code, pursuant to the rules under Section 16 of the Exchange Act, by any national securities exchange or system on which the Shares are then listed or reported, by any regulatory body having jurisdiction with respect thereto or under any other applicable laws, rules or regulations.
13.2Awards Previously Granted.  No termination, amendment or modification of the Plan other than pursuant to Section 4.4 or Article XI herein shall in any manner adversely affect any Award theretofore granted under the Plan, without the written consent of the Participant.
ARTICLE XIV
Beneficiary Designations

A Participant may designate a Beneficiary to receive any Options that may be exercised after his death or to receive any other Award that may be paid after his death, as provided for in the Agreement.  If the Agreement does not address when a Beneficiary can receive an Award, the following rules shall apply: (1) with regard to an Option,  the Beneficiary shall have up to one (1) year to exercise any vested Options, but in no event may an Option be exercised after the expiration of its term, and (2) with regard to other Awards, the Beneficiary shall only  have a right to receive the Award if the Award is fully earned and payable at or prior to the death of the Participant, as determined by the Committee in its sole discretion.  Such designation and any change or revocation of such designation shall be made in writing in the form and manner prescribed by the Committee (or its delegee). In the event the designated Beneficiary dies prior to the Participant, or in the event that no Beneficiary has been designated, any Awards that may be exercised or paid following the Participant's death shall be transferred or paid in accordance with the Participant’s will or the laws of descent and distribution.  If the Participant and the designated Beneficiary shall die in circumstances that cause the Committee (or its delegee), in its discretion, to be uncertain which shall have been the first to die, the Participant shall be deemed to have survived the Beneficiary.

ARTICLE XV
Restrictions on Stock Transferability

The Committee shall impose such restrictions on any Shares acquired pursuant to an Award under the Plan as it may deem advisable, including, without limitation, restrictions under the applicable federal securities law, under the requirements of any stock exchange upon which such Shares are then listed or quoted and under any blue sky or state securities laws applicable to such Shares.  In addition to applicable restrictions above, the Committee may impose such restrictions on any Shares delivered to a Participant in settlement of an Award as it may deem advisable in its sole and absolute discretion, including, without limitation, restricting transferability and/or designating such Shares as Restricted Stock or Shares subject to further service, performance, consulting or non-competition period or non-solicitation period after settlement.  Any Stock acquired pursuant to an Award under the Plan shall, if issued in book-entry form, be subject to and, if issued in certificated form, bear a legend referencing the restrictions on such Stock, which legend may be similar to the legend placed on certificates pursuant to Section 7.5 herein.  The Committee may require each Participant purchasing or acquiring Shares pursuant to an Option or other Award to represent to and agree with the Company in writing that such Participant is acquiring the Shares for investment and not with a view to the distribution thereof and that he will make no transfer of the same except in compliance with any rules and regulations in effect at the time of transfer under the applicable federal and state securities laws or any other applicable law.  No Shares shall be issued hereunder unless the Company shall have determined that such issuance is in compliance with, or pursuant to an exemption from, all applicable federal and state securities laws.

ARTICLE XVI
Withholding
16.1Tax Withholding.  Each Participant shall agree, as a condition of receiving an Award, to pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, all applicable federal, state and local taxes (including the Participant’s FICA obligation, if any) required by law to be withheld with respect to any grant, exercise, or payment made under or as a result of the Plan.  The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy applicable federal, state and local taxes (including the Participant’s FICA obligation, if any) required by law to be withheld with respect to any grant, exercise, or payment made under or as a result of this Plan.  The Company shall withhold only the minimum amount necessary to satisfy applicable statutory withholding requirements, provided that, subject to any limitation under Section 409A of the Code, the Committee may permit a Participant to elect to have an additional amount (up to the maximum allowed by law) withheld. Until the applicable withholding taxes have been paid or arrangements satisfactory to the Company have been made, no stock certificates (or, in the case of Restricted Stock, no stock certificates free of a restrictive legend) shall be issued to the Participant and no issuance in book-entry or electronic form (or, in the case of Restricted Stock, no issuance in book-entry or electronic form free of a restrictive legend or notation) shall be made for the Participant.
16.2Use of Shares to Satisfy Withholding Obligations.  As an alternative to making a cash payment to the Company to satisfy applicable withholding tax obligations, the Committee may permit Participants to elect or the Committee may require Participants to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares of Stock having a Fair Market Value equal to the amount required to be withheld, or by delivering to the Company Shares of Stock that the Participant has previously acquired and owned having a Fair Market Value equal to the amount required to be withheld.  The value of any Shares so withheld or delivered shall be based on the Fair Market Value of the Shares on the date that the amount of tax to be withheld is to be determined.  All elections by Participants shall be irrevocable and be made in writing and in such manner as determined by the Committee (or its delegee) in advance of the day that the transaction becomes taxable.
ARTICLE XVII
Successors

All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company.

ARTICLE XVIII
General
18.1Requirements of Law.  The granting of Awards and the issuance of Shares and all obligations of the Company under this Plan shall be subject to all applicable laws, rules, and regulations,

and to such approvals by any governmental agencies or self-regulatory organizations (i.e., stock exchanges) as may be required.
18.2Effect of Plan.  The establishment of the Plan shall not confer upon any Key Employee, Non-Employee Director or Consultant any legal or equitable right against the Company, a Subsidiary, or the Committee, except as expressly provided in the Plan.  The Plan does not constitute an inducement or consideration for the employment or service of any Key Employee, Non-Employee Director or Consultant, nor is it a contract between the Company or any of its Subsidiaries and any Key Employee, Non-Employee Director or Consultant.  Participation in the Plan shall not give any Key Employee, Non-Employee Director or Consultant any right to be engaged or retained in the employment or service of the Company or any Subsidiary.  Except as may be otherwise expressly provided in the Plan or in an Agreement, no Key Employee, Non-Employee Director or Consultant who receives an Award shall have rights as a shareholder of the Company prior to the date Shares are issued to the Participant pursuant to the Plan.
18.3Creditors.  The interests of any Participant under the Plan or any Agreement are not subject to the claims of creditors and may not, in any way, be assigned, alienated or encumbered.
18.4Governing Law.  The Plan, and all Agreements hereunder, shall be governed, construed and administered in accordance with the laws of the Commonwealth of Virginia and the intention of the Company is that ISOs granted under the Plan qualify as such under Section 422 of the Code.  The Plan and Awards are subject to all present and future applicable provisions of the Code. If any provision of the Plan or an Award conflicts with any such Code provision, the Committee shall cause the Plan to be amended, and shall modify the Award, so as to comply, or if for any reason amendments cannot be made, that provision of the Plan or the Award shall be void and of no effect.
18.5Severability.  In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
18.6Termination of Employment or Service.  Unless otherwise provided in the Agreement, in the event that a Participant’s employment or service with the Company and its Subsidiaries terminates for any reason, then the unvested portion of such Award shall automatically be forfeited to the Company.  Unless otherwise provided in the Agreement pertaining to an Award or as may be required by applicable law, in determining cessation of employment or service, transfers between the Company and/or any Subsidiary shall be disregarded, and changes in status between that of an employee and a Non-Employee Director, or between that of an employee and a Consultant, or between that of a Non-Employee Director and a Consultant, shall be disregarded.  The Committee may provide in an Agreement made under the Plan for vesting of Awards in connection with the termination of a Participant’s employment or service on such basis as it deems appropriate, including, without limitation, any provisions for vesting at death, disability, retirement, or in connection with a Change in Control, with or without the further consent of the Committee.  The Agreements evidencing Awards may contain such provisions as the Committee may approve with reference to the effect of approved leaves of absence.
18.7Transfer of Awards.  Except as provided in the Agreement, no Award shall be transferable for any reason (including pursuant to a domestic relations order) other than due to the Participant's death as provided in Article XIV herein.
18.8Unfunded Status of Plan. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments as to which a Participant has a fixed and vested interest but which are not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Company.
18.9Clawback.  All Awards (whether vested or unvested) shall be subject to such clawback or recovery by the Company or a related entity as may be required to be made pursuant to the terms of any clawback, repayment or similar policy of the Company as such may be in effect from time to time or any applicable federal or other law, rule, regulation or stock exchange listing requirement.
18.10Banking Regulatory Provision.  All Awards shall be subject to any condition, limitation or prohibition under any financial institution regulatory policy or rule to which the Company is subject.
18.11Share Certificates and Book-Entry.  To the extent that the Plan provides for issuance of stock certificates to represent shares of Stock, the issuance may be effected on a non-certificated basis to the extent not prohibited by applicable law or the applicable rules of any stock exchange upon which the Stock is then listed or quoted.  Notwithstanding any other provisions contained in this Plan, in its discretion, the Committee may satisfy any obligation to deliver Shares represented by stock certificates by delivering Shares in book-entry or electronic form.  If the Company issues any Shares in book-entry or electronic form that are subject to terms, conditions and restrictions on transfer, a notation shall be made in the records of the transfer agent with respect to any such Shares describing all applicable terms, conditions and restrictions on transfer.  In the case of Restricted Stock granted under the Plan, such notation shall be substantially in the form of the legend contained in Section 7.5 herein.
18.12Electronic Transmissions and Records. Subject to limitations under applicable law, the Committee (and its delegee) is authorized in its discretion to issue Awards and/or to deliver and accept notices, elections, consents, designations and/or other forms or communications to or from Participants by electronic or similar means, including, without limitation, transmissions through email or specialized software, recorded messages on electronic telephone systems, and other permissible methods, on such basis and for such purposes as it determines from time to time, and all such communications will be deemed to be “written” for purposes of the Plan.
ARTICLE XIX
Omnibus Code Section 409A Provision
19.1Intent of Awards.  It is intended that Awards that are granted under the Plan shall be exempt from treatment as “deferred compensation” subject to Section 409A of the Code unless otherwise specified by the Committee.  Towards that end, all Awards under the Plan are intended to contain such terms as will qualify the Awards for an exemption from Section 409A of the Code unless otherwise specified by the Committee.  The terms of the Plan and all Awards granted hereunder shall be construed consistent with the foregoing intent.  To the extent required for an Award to comply with Section 409A of the Code or for an Option to be an exempt stock right under Section 409A, a defined term in the Plan shall be applied and interpreted (and to the extent required, deemed narrowed) to comply with the requirements under, or exemption from, Section 409A of the Code and applicable guidance thereunder.  Notwithstanding any provision of the Plan to the contrary, the Committee may amend any outstanding Award without the Participant’s consent if, as determined by the Committee, in its discretion, such amendment is required either to (a) confirm exemption under Section 409A of the Code, (b) comply with Section 409A of the Code or (c) prevent the Participant from being subject to any tax or penalty under Section 409A of the Code.  Notwithstanding the foregoing, however, neither the Company nor any of its Affiliates nor the Committee shall be liable to the Participant or any other person or entity if an Award that is subject to Section 409A of the Code or the Participant or any other person or entity is otherwise subject to any additional tax, interest or penalty under Section 409A of the Code.  Each Participant is solely responsible for the payment of any tax liability (including any taxes, penalties and interest that may arise under Section 409A of the Code) that may result from an Award.
19.2409A Awards.  The Committee may grant an Award under the Plan that is subject to Section 409A of the Code and is intended to comply with Section 409A of the Code (a “409A Award”).  The terms of such 409A Award, including any authority by the Company and the rights of the Participant with respect to such 409A Award, will be subject to such rules and limitations and shall be interpreted in a manner as to comply with Section 409A of the Code.
19.3Time of Payment.  The time and form of payment of a 409A Award, including application of a six-month delay for specified employees in certain circumstances, shall be as set forth in the applicable Agreement.  A 409A Award may only be paid in connection with a separation from service, a fixed time, death, disability, a Change in Control or an unforeseeable emergency within the meaning of Section 409A of the Code.  The time of distribution of the 409A Award must be fixed by reference to the specified payment event.  Notwithstanding the foregoing, if the time of distribution of the 409A Award is not set forth in the applicable Agreement, then the time of distribution of the 409A Award shall be within two and one-half (2½) months of the end of the later of the calendar year or the fiscal year of the Company or Affiliate that employs the Participant in which the 409A Award becomes vested and no longer subject to a substantial risk of forfeiture within the meaning of Section 409A of the Code.  For purposes of Section 409A of the Code, each installment payment will be treated as the entitlement to a separate payment.
19.4Acceleration or Deferral.  The Company shall have no authority to accelerate or delay or change the form of any distributions relating to 409A Awards except as permitted under Section 409A of the Code.
19.5Distribution Requirements.  Any distribution of a 409A Award, or a non-409A Award to the extent required to be exempt from Section 409A of the Code, triggered by a Participant’s termination of employment shall be made only at the time that the Participant has had a separation from service within the meaning of Section 409A of the Code.  A separation from service shall occur where it is reasonably anticipated that no further services will be performed after that date or that the level of bona fide services the Participant will perform after that date (whether as an employee or independent contractor of the Company or an Affiliate) will permanently decrease to less than twenty percent (20%) of the average level of bona fide services performed over the immediately preceding thirty-six (36) month period.  Continued services solely as a director of the Company or an Affiliate shall not prevent a separation from service from occurring by an employee as permitted by Section 409A of the Code.
19.6Scope and Application of this Provision.  For purposes of this Article XIX, references to a term or event (including any authority or right of the Company or a Participant) being “permitted” under Section 409A of the Code means that the term or event will not cause the Participant to be deemed to be in constructive receipt of compensation relating to the 409A Award prior to the distribution of cash, Shares or other property or to be liable for payment of interest or a tax penalty under Section 409A of the Code.